EXHIBIT 10.4

                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE


1. PARTIES. This settlement agreement and mutual release ("Mutual Release") is effective as of the date set forth below, by and between CyNet, Inc. ("CyNet"), Ray Davis ("Davis"), Keith Shaffner ("Shaffner"), and CyFax, Inc. ("CyFax") collectively referred to as the parties ("Parties").

2.    FACTS.

      2.1 In 1996 and 1997, Shaffner rendered various services to the Company including assistance with the formation of the business, marketing, and financial consulting. On January 1, 1996, CyNet and Keith Shaffner entered into a financial advisory agreement. On September 15, 1996, CyNet entered into an exclusive agent management agreement with CyFax and its president, Keith Shaffner. These agreements and any other verbal or written agreements between the Parties with respect to contractual or other arrangements with respect to services to be rendered to CyNet by Shaffner or CyFax are hereinafter referred to as "Agreements".

      2.2 Pursuant to an August 31, 1996 letter ("August Correspondence"), CyNet and Shaffner entered into an agreement whereby, among other arrangements, CyNet agreed to grant Shaffner the rights to shares of CyNet stock to be issued in grants, warrants or any way deemed mutually beneficial to CyNet and Shaffner. An October 30, 1997 letter ("October Correspondence") from CyNet modified the previous agreement by agreeing to pay to Shaffner different consideration. Between the August Correspondence and the October Correspondence and thereafter, various discussions and arrangements with respect to certain proposed stock rights were discussed by the Parties and the August Correspondence, October Correspondence, and other verbal and written discussions among the Parties are hereinafter referred to as "CyNet Correspondence".

      2.3 Pursuant to the CyNet Correspondence, CyNet agreed to issue Shaffner and CyFax certain compensation through the issuance of certain CyNet securities (the written and subsequent verbal discussions with respect to any and all obligations or rights to issue CyNet securities and cash to Shaffner and/or CyFax are hereinafter referred to as "Stock Rights").

      2.4 The Parties have disagreed as to their respective obligations, rights and benefits in connection with the CyNet Correspondence, Agreements and the Stock Rights, but have agreed to settle any and all differences that may have arisen in the relationship. CyNet and Davis understand that Shaffner and CyFax will release CyNet and Davis from any liability with respect to the CyNet Correspondence, Stock Rights and the Agreements on the terms and conditions set forth herein. Shaffner and CyFax understand that CyNet and Davis will release Shaffner and CyFax from any and all future, current and past obligations to CyNet in rendering any services pursuant to the Agreements and CyNet Correspondence.
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3.    MUTUAL RELEASE.

      3.1 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which Shaffner and CyFax hereby acknowledge and confess, Shaffner and CyFax, for themselves, their agents, servants, directors, officers, shareholders, representatives, successors, employees and assigns, TO THE EXTENT LEGALLY ALLOWED, hereby covenant and agree as follows:

                        3.1.1 That Shaffner and CyFax hereby release, acquit and
                  forever discharge CyNet and Davis, their agents, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract or in tort, arising from or relating to the CyNet Correspondence, Agreements and/or Stock Rights, including all obligations arising therefrom, and omissions and/or conduct of CyNet and Davis and/or their agents, servants, representatives, successors, employees and assigns, relating to the CyNet Correspondence, Agreements and Stock Rights.

      3.2 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which is hereby acknowledged and confessed, CyNet and Davis, for themselves and their agents, servants, representatives, successors, employees and assigns TO THE EXTENT LEGALLY ALLOWED, hereby covenant and agree as follows:

                  3.2.1 That they hereby release, acquit and forever discharge Shaffner and CyFax, their agents, servants, representatives, successors, employees, directors, officers and assigns, from any and all rights, obligations, claims, demands and causes of action, whether in contract or in tort, arising from or relating to the CyNet Correspondence and/or Agreements, including obligations arising therefrom, and omissions and/or conduct of CyNet and Davis relating to the CyNet Correspondence and/or Agreements.

4. CONSIDERATION FOR SHAFFNER'S AND CYFAX'S RELEASE.As consideration for the release by Shaffner and CyFax set forth in section 3.1 hereof, CyNet and Davis agree that CyNet will issue (i) warrants to purchase an aggregate of 2,200,000 shares of Class B non-voting common stock ("Class B Common Stock") at $1 per share to Shaffner, as evidenced in the forms attached hereto as Exhibit "A";
(ii) 500,000 shares of class A common stock ("Class A Common Stock") to Keith Shaffner; (iii) 200,000 shares of Class A Common Stock to CyFax, Inc. for termination of the exclusive agent management agreement; and (iv) payment in the amount of $51,000 to Shaffner. The issuance of the warrants, the issuances of the Class A Common Stock and the payment in the amount of $51,000 are hereinafter referred to as "CyNet Consideration." In the event that the Company converts Class B Common Stock to Class A Common Stock, the Company will adjust the warrants to purchase Class B Common Stock accordingly. Shaffner and CyFax acknowledge that they will receive substantial benefits from this.

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5. CONSIDERATION FOR CYNET'S AND DAVIS' RELEASES As consideration for the releases by CyNet and Davis set forth in Section 3.2 hereof, Shaffner and CyFax agree that they have no further obligation under the Agreements and/or CyNet Correspondence. CyNet and Davis acknowledge that CyNet and Davis will receive substantial benefits from this.

6. TERMINATION OF ALL PREVIOUS AGREEMENTS. All previous agreements among Shaffner and CyFax, CyNet and Davis pertaining to the CyNet Correspondence, Agreements and Stock Rights and any and all related agreements and obligations are hereby terminated without further rights, obligations or liabilities of any Party thereunder.

7. NO OTHER CAUSE OF ACTION. Neither Shaffner, CyFax, CyNet nor Davis are aware of any claims not being released herein against Shaffner, CyFax, CyNet or Davis arising from the CyNet Correspondence, Agreements or Stock Rights.

8. SECURITIES LAWS RESTRICTIONS. Shaffner and CyFax recognize that the issuance of the Class A Common Stock and Class B Common Stock underlying the warrants have not been registered under the Securities Act of 1933, as amended ("Act"), nor under the securities laws of any state and, therefore, cannot be resold unless the Class A and Class B Common Stock are registered under the Act or unless an exemption from registration is available; no public agency has passed upon the accuracy or adequacy of the sales of the shares; and Shaffner may not sell the Class A and Class B Common Stock without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

      "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended ("Act") or the securities laws of any state. Such securities may not be sold, pledged hypothecated or otherwise transferred without the consent of the Company, except upon registration or upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required, or evidence is satisfactory to the Company, that any such transfer will not violate the Act or the securities laws of any state.

9. FURTHER CONTRACTUAL RESTRICTIONS. Shaffner and CyFax understand that the following contractual restriction will also be placed on the Class A Common Stock certificate issued to Shaffner and CyFax and Class B Common Stock to be issued upon exercise of the warrants issued to Shaffner:

      "The securities represented by this certificate may not be sold, transferred, pledged, or otherwise hypothecated prior to February 1, 1999, unless consented to in writing by CyNet, Inc."

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In the event that contractual restrictions imposed upon the holders of securities subject to the rescission offer that the Company will file with the Securities and Exchange Commission, anticipated to be in December 1997 are less onerous than the contractual restriction set forth above, the Company agrees to modify this restriction so that this restriction imposed upon Shaffner and CyFax will be no more onerous than that imposed upon all of the holders of stock subject to the rescission offer, as set forth in the Prospectus filed with the Securities and Exchange Commission.

10. CAPACITY. The Parties represent that they are lawfully authorized to execute this Mutual Release. The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.

11. PRIOR ASSIGNMENTS.Shaffner and CyFax represent that they have not assigned, in whole or in part, any claims, demands and/or causes of action relating to the CyNet Correspondence, Agreements or Stock Rights to any person or entity prior to their execution of this Mutual Release. CyNet and Davis represent that they have not assigned, in whole or in part, any claim, demand and/or causes of action relating to the CyNet Correspondence or Agreements of Shaffner and CyFax to any person or entity prior to its execution of this Mutual Release.

12. BINDING EFFECT. This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, agents, employees and personal representatives.

13. MODIFICATION. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

14. ENTIRE AGREEMENT. This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, wether oral or written, of the Parties in connection with the subject matter hereof.

15. INTERPRETATION. The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Texas. Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

16. EXECUTION. This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release. This Mutual Release shall be effective on the day and year first above written.

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17. SEVERABILITY. Whenever possible, each provision of this Mutual Release will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Mutual Release is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Mutual Release.

      IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the 14th day of November, 1997.


CYFAX, INC.


By: KEITH SHAFFNER
Its: President


CYNET, INC.

By: RAY DAVIS
Its: CEO


/s/ RAY DAVIS
RAY DAVIS

/s/ KEITH SHAFFNER
KEITH SHAFFNER

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                                  EXHIBIT "A"